Exhibit 99.1

1 North Brentwood Boulevard	Phone: 314.854.8000
15th Floor	Fax: 314.854.8003
St. Louis, Missouri 63105
www.Belden.com

News Release

Belden Reports Results for Fourth Quarter and Full Year 2019

St. Louis, Missouri - February 4, 2020 - Belden Inc. (NYSE: BDC), a leading global supplier of specialty networking solutions, today reported fiscal fourth quarter and full year 2019 results for the period ended December 31, 2019.

Fourth Quarter 2019

Revenues for the quarter totaled $549.7 million, decreasing $2.4 million, or 0.4%, compared to $552.1 million in the prior-year period. EPS totaled $0.05 compared to $0.68 in the fourth quarter 2018.

Adjusted EPS was $1.20 compared to $1.26 in the fourth quarter 2018. Adjusted results are non-GAAP measures, and a non-GAAP reconciliation table is provided as an appendix to this release.

John Stroup, President, CEO, and Chairman of Belden Inc., said, “I am pleased to report revenues and adjusted EPS above the high end of our guidance ranges for the fourth quarter. We delivered healthy organic growth after adjusting for changes in channel inventory levels a year ago, which demonstrates the enhanced growth potential of our improved portfolio of businesses.”

Full Year 2019

Revenues for the year totaled $2.131 billion, compared to $2.166 billion in the full year 2018. EPS was $2.15 compared to $3.23 in 2018. Adjusted EPS was $4.52 compared to $4.67 in 2018.

Mr. Stroup remarked, “2019 was highlighted by the significant actions we initiated following our comprehensive strategic portfolio review. These include the recently announced divestiture of Grass Valley, the ongoing $40 million cost reduction program, and our planned exit of approximately $250 million in undifferentiated copper cable product lines. These actions will result in an improved portfolio of businesses that is aligned with favorable secular trends in industrial automation, cybersecurity, broadband & 5G, and smart buildings.”

Outlook

“2020 will be a year of continued transformation as we position the Company for profitable growth. Near-term demand trends are challenging, but I am optimistic about our ability to achieve our financial goals and drive superior returns for our shareholders going forward,” said Mr. Stroup.

The Company expects first quarter 2020 revenues to be $485 - $505 million. For the year ending December 31, 2020, the Company expects revenues to be $2.060 - $2.140 billion.

The Company expects first quarter 2020 GAAP EPS to be $0.23 - $0.38. For the year ending December 31, 2020, the Company expects GAAP EPS to be of $2.76 - $3.26.

The Company expects first quarter 2020 adjusted EPS to be $0.70 - $0.85. For the year ending December 31, 2020, the Company expects adjusted EPS of $4.25 - $4.75.

Earnings Conference Call

Management will host a conference call today at 8:30 am ET to discuss results of the quarter. The listen-only audio of the conference call will be broadcast live via the Internet at http://investor.belden.com. The dial-in number for participants in the U.S. is 888-599-8686; the dial-in number for participants outside the U.S. is 720-543-0302. A replay of this conference call will remain accessible in the investor relations section of the Company’s website for a limited time.

Earnings per Share (EPS)

All references to EPS within this earnings release refer to income from continuing operations per diluted share attributable to Belden common stockholders.

Use of Non-GAAP Financial Information

Adjusted results are non-GAAP measures that reflect certain adjustments the Company makes to provide insight into operating results. GAAP to non-GAAP reconciliations accompany the condensed consolidated financial statements included in this release and have been published to the investor relations section of the Company’s website at http://investor.belden.com.

BELDEN INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018

	(In thousands, except per share data)
Revenues	$549,688	$552,052	$2,131,278	$2,165,702
Cost of sales	(346,916)	(335,058)	(1,337,773)	(1,335,791)
Gross profit	202,772	216,994	793,505	829,911
Selling, general and administrative expenses	(118,675)	(104,814)	(417,329)	(411,352)
Research and development expenses	(22,346)	(22,223)	(94,360)	(91,552)
Amortization of intangibles	(18,351)	(18,693)	(74,609)	(75,140)
Gain from patent litigation	—	—	—	62,141
Operating income	43,400	71,264	207,207	314,008
Interest expense, net	(13,863)	(14,639)	(55,814)	(60,839)
Non-operating pension benefit (cost)	(667)	(1,108)	1,017	(99)
Loss on debt extinguishment	—	—	—	(22,990)
Income from continuing operations before taxes	28,870	55,517	152,410	230,080
Income tax expense	(26,340)	(19,552)	(42,519)	(62,936)
Income from continuing operations	2,530	35,965	109,891	167,144
Income (loss) from discontinued operations, net of tax	(149,759)	7,526	(486,667)	(6,433)
Net income (loss)	(147,229)	43,491	(376,776)	160,711
Less: Net income (loss) attributable to noncontrolling interest	179	(35)	239	(183)
Net income (loss) attributable to Belden	(147,408)	43,526	(377,015)	160,894
Less: Preferred stock dividends	—	8,733	18,437	34,931
Net income (loss) attributable to Belden common stockholders	$(147,408)	$34,793	$(395,452)	$125,963

Weighted average number of common shares and equivalents:
Basic	45,457	39,830	42,203	40,675
Diluted	45,684	40,031	42,416	40,956

Basic income (loss) per share attributable to Belden common stockholders:
Continuing operations attributable to Belden common stockholders	$0.05	$0.68	$2.16	$3.25
Discontinued operations attributable to Belden common stockholders	(3.29)	0.19	(11.53)	(0.16)
Net income (loss) attributable to Belden common stockholders	$(3.24)	$0.87	$(9.37)	$3.10
Diluted income (loss) per share attributable to Belden common stockholders:
Continuing operations attributable to Belden common stockholders	$0.05	$0.68	$2.15	$3.23
Discontinued operations attributable to Belden common stockholders	(3.29)	0.19	(11.53)	(0.16)
Net income (loss) attributable to Belden common stockholders	$(3.24)	$0.87	$(9.37)	$3.08

Common stock dividends declared per share	$0.05	$0.05	$0.20	$0.20

BELDEN INC.
OPERATING SEGMENT INFORMATION
(Unaudited)

	Enterprise Solutions	Industrial Solutions	Total Segments

	(In thousands, except percentages)

For the three months ended December 31, 2019
Segment Revenues	$280,196	$269,492	$549,688
Segment EBITDA	42,988	50,787	93,775
Segment EBITDA margin	15.3%	18.8%	17.1%
Depreciation expense	5,384	5,035	10,419
Amortization of intangibles	5,924	12,427	18,351
Amortization of software development intangible assets	55	263	318
Severance, restructuring, and acquisition integration costs	5,479	15,499	20,978
Purchase accounting effects of acquisitions	60	—	60

For the three months ended December 31, 2018
Segment Revenues	$277,352	$274,700	$552,052
Segment EBITDA	50,046	53,536	103,582
Segment EBITDA margin	18.0%	19.5%	18.8%
Depreciation expense	4,975	4,699	9,674
Amortization of intangibles	5,497	13,196	18,693
Amortization of software development intangible assets	35	8	43
Severance, restructuring, and acquisition integration costs	746	1,424	2,170
Purchase accounting effects of acquisitions	1,138	—	1,138

For the twelve months ended December 31, 2019
Segment Revenues	$1,081,232	$1,050,046	$2,131,278
Segment EBITDA	162,276	188,947	351,223
Segment EBITDA margin	15.0%	18.0%	16.5%
Depreciation expense	20,765	19,644	40,409
Amortization of intangibles	23,500	51,109	74,609
Amortization of software development intangible assets	175	350	525
Severance, restructuring, and acquisition integration costs	11,050	15,494	26,544
Purchase accounting effects of acquisitions	592	—	592

For the twelve months ended December 31, 2018
Segment Revenues	$1,095,900	$1,069,802	$2,165,702
Segment EBITDA	190,910	203,746	394,656
Segment EBITDA margin	17.4%	19.0%	18.2%
Depreciation expense	19,374	18,935	38,309
Amortization of intangibles	22,255	52,885	75,140
Amortization of software development intangible assets	71	8	79
Severance, restructuring, and acquisition integration costs	14,863	7,762	22,625
Purchase accounting effects of acquisitions	1,690	—	1,690

BELDEN INC.
OPERATING SEGMENT RECONCILIATION TO CONSOLIDATED RESULTS
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018

	(In thousands)
Total Segment Revenues	$549,688	$552,052	$2,131,278	$2,165,702
Deferred revenue adjustments	—	—	—	—
Consolidated Revenues	$549,688	$552,052	$2,131,278	$2,165,702

Total Segment EBITDA	$93,775	$103,582	$351,223	$394,656
Eliminations	(249)	(600)	(1,337)	(2,218)
Total non-operating pension benefit (cost)	(667)	(1,108)	1,017	(99)
Non-operating pension settlement loss	—	1,342	—	1,342
Consolidated Adjusted EBITDA (1)	92,859	103,216	350,903	393,681
Amortization of intangibles	(18,351)	(18,693)	(74,609)	(75,140)
Interest expense, net	(13,863)	(14,639)	(55,814)	(60,839)
Depreciation expense	(10,419)	(9,674)	(40,409)	(38,309)
Severance, restructuring, and acquisition integration costs	(20,978)	(2,170)	(26,544)	(22,625)
Loss on debt extinguishment	—	—	—	(22,990)
Amortization of software development intangible assets	(318)	(43)	(525)	(79)
Purchase accounting effects related to acquisitions	(60)	(1,138)	(592)	(1,690)
Loss on sale of assets	—	—	—	(94)
Non-operating pension settlement loss	—	(1,342)	—	(1,342)
Costs related to patent litigation	—	—	—	(2,634)
Gain from patent litigation	—	—	—	62,141
Income from continuing operations before taxes	$28,870	$55,517	$152,410	$230,080

(1)	Consolidated Adjusted EBITDA is a non-GAAP measure. See Reconciliation of Non-GAAP Measures for additional information.

BELDEN INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31, 2019	December 31, 2018
	(Unaudited)
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$407,480	$407,454
Receivables, net	334,634	335,956
Inventories, net	231,333	265,002
Other current assets	29,172	30,590
Current assets of discontinued operations	375,135	219,722
Total current assets	1,377,754	1,258,724
Property, plant and equipment, less accumulated depreciation	345,918	310,960
Operating lease right-of-use assets	62,251	—
Goodwill	1,243,669	1,206,877
Intangible assets, less accumulated amortization	339,505	359,931
Deferred income taxes	25,216	26,459
Other long-lived assets	12,446	13,249
Long-term assets of discontinued operations	—	603,121
	$3,406,759	$3,779,321

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$268,466	$297,498
Accrued liabilities	283,799	272,396
Current liabilities of discontinued operations	170,279	147,028
Total current liabilities	722,544	716,922
Long-term debt	1,439,484	1,463,200
Postretirement benefits	136,227	127,748
Deferred income taxes	48,725	36,109
Long-term operating lease liabilities	55,652	—
Other long-term liabilities	38,308	30,140
Long-term liabilities of discontinued operations	—	17,614
Stockholders’ equity:
Preferred stock	—	1
Common stock	503	503
Additional paid-in capital	811,955	1,139,395
Retained earnings	518,004	922,000
Accumulated other comprehensive loss	(63,418)	(74,907)
Treasury stock	(307,197)	(599,845)
Total Belden stockholders’ equity	959,847	1,387,147
Noncontrolling interest	5,972	441
Total stockholders’ equity	965,819	1,387,588
	$3,406,759	$3,779,321

BELDEN INC.
CONDENSED CONSOLIDATED CASH FLOW STATEMENTS
(Unaudited)

	Twelve Months Ended
	December 31, 2019	December 31, 2018

	(In thousands)
Cash flows from operating activities:
Net income (loss)	$(376,776)	160,711
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Asset impairment of discontinued operations	521,441	—
Depreciation and amortization	139,259	148,632
Share-based compensation	17,751	18,497
Loss on debt extinguishment	—	22,990
Deferred income tax expense (benefit)	(23,540)	11,300
Changes in operating assets and liabilities, net of the effects of currency exchange rate changes and acquired businesses:
Receivables	22,926	(21,748)
Inventories	44,477	(14,779)
Accounts payable	(41,527)	(29,401)
Accrued liabilities	(17,654)	17,238
Income taxes	5,497	(4,390)
Other assets	(16,118)	(18,748)
Other liabilities	1,157	(1,082)
Net cash provided by operating activities	276,893	289,220
Cash flows from investing activities:
Capital expenditures	(110,002)	(97,847)
Cash used to acquire businesses, net of cash acquired	(74,392)	(84,580)
Proceeds from disposal of tangible assets	25	1,580
Proceeds from disposal of business	—	40,171
Net cash used for investing activities	(184,369)	(140,676)
Cash flows from financing activities:
Payments under borrowing arrangement	—	(484,757)
Payments under share repurchase program	(50,000)	(175,000)
Cash dividends paid	(34,439)	(43,169)
Debt issuance costs paid	—	(7,609)
Witholding tax payment payments for share-based payment awards	(2,149)	(2,094)
Redemption of stockholders' rights agreement	—	(411)
Other	(360)	—
Borrowings under credit arrangements	—	431,270
Net cash used for financing activities	(86,948)	(281,770)
Effect of foreign currency exchange rate changes on cash and cash equivalents	(301)	(7,272)
Increase (decrease) in cash and cash equivalents	5,275	(140,498)
Cash and cash equivalents, beginning of period	420,610	561,108
Cash and cash equivalents, end of period	$425,885	$420,610

BELDEN INC.
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

In addition to reporting financial results in accordance with accounting principles generally accepted in the United States, we provide non-GAAP operating results adjusted for certain items, including: asset impairments; accelerated depreciation expense due to plant consolidation activities; purchase accounting effects related to acquisitions, such as the adjustment of acquired inventory and deferred revenue to fair value and transaction costs; severance, restructuring, and acquisition integration costs; gains (losses) recognized on the disposal of businesses and tangible assets; amortization of intangible assets; gains (losses) on debt extinguishment; certain revenues and gains (losses) from patent settlements; discontinued operations; and other costs. We adjust for the items listed above in all periods presented, unless the impact is clearly immaterial to our financial statements. When we calculate the tax effect of the adjustments, we include all current and deferred income tax expense commensurate with the adjusted measure of pre-tax profitability.
We utilize the adjusted results to review our ongoing operations without the effect of these adjustments and for comparison to budgeted operating results. We believe the adjusted results are useful to investors because they help them compare our results to previous periods and provide important insights into underlying trends in the business and how management oversees our business operations on a day-to-day basis. As an example, we adjust for the purchase accounting effect of recording deferred revenue at fair value in order to reflect the revenues that would have otherwise been recorded by acquired businesses had they remained as independent entities. We believe this presentation is useful in evaluating the underlying performance of acquired companies. Similarly, we adjust for other acquisition-related expenses, such as amortization of intangibles and other impacts of fair value adjustments because they generally are not related to the acquired business' core business performance. As an additional example, we exclude the costs of restructuring programs, which can occur from time to time for our current businesses and/or recently acquired businesses. We exclude the costs in calculating adjusted results to allow us and investors to evaluate the performance of the business based upon its expected ongoing operating structure. We believe the adjusted measures, accompanied by the disclosure of the costs of these programs, provides valuable insight.
Adjusted results should be considered only in conjunction with results reported according to accounting principles generally accepted in the United States.

	Three Months Ended		Twelve Months Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018

	(In thousands, except percentages and per share amounts)
GAAP revenues	$549,688	$552,052	$2,131,278	$2,165,702
Deferred revenue adjustments	—	—	—	—
Adjusted revenues	$549,688	$552,052	$2,131,278	$2,165,702

GAAP gross profit	$202,772	$216,994	$793,505	$829,911
Severance, restructuring, and acquisition integration costs	2,333	1,979	3,425	17,962
Purchase accounting effects related to acquisitions	60	—	592	27
Amortization of software development intangible assets	318	43	525	79
Adjusted gross profit	$205,483	$219,016	$798,047	$847,979

GAAP gross profit margin	36.9%	39.3%	37.2%	38.3%
Adjusted gross profit margin	37.4%	39.7%	37.4%	39.2%

GAAP selling, general and administrative expenses	$(118,675)	$(104,813)	$(417,329)	$(411,352)
Severance, restructuring, and acquisition integration costs	18,645	191	23,119	4,546
Costs related to patent litigation	—	—	—	2,634
Purchase accounting effects related to acquisitions	—	1,138	—	1,663
Loss on sale of assets	—	—	—	94
Adjusted selling, general and administrative expenses	$(100,030)	$(103,484)	$(394,210)	$(402,415)

GAAP research and development expenses	$(22,346)	$(22,223)	$(94,360)	$(91,552)
Severance, restructuring, and acquisition integration costs	—	—	—	117
Adjusted research and development expenses	$(22,346)	$(22,223)	$(94,360)	$(91,435)

GAAP net income (loss) attributable to Belden	$(147,408)	$43,526	$(377,015)	$160,894
Loss (income) from discontinued operations, net of tax	149,759	(7,526)	486,667	6,433
Interest expense, net	13,863	14,639	55,814	60,839
Income tax expense	26,340	19,552	42,519	62,936
Non-operating pension settlement loss	—	1,342	—	1,342
Loss on debt extinguishment	—	—	—	22,990
Noncontrolling interests	179	(35)	239	(183)
Total non-operating adjustments	190,141	27,972	585,239	154,357

Amortization of intangible assets	18,351	18,693	74,609	75,140
Severance, restructuring, and acquisition integration costs	20,978	2,170	26,544	22,625
Costs related to patent litigation	—	—	—	2,634
Purchase accounting effects related to acquisitions	60	1,138	592	1,690
Amortization of software development intangible assets	318	43	525	79
Loss on sale of assets	—	—	—	94
Gain from patent litigation	—	—	—	(62,141)
Total operating income adjustments	39,707	22,044	102,270	40,121
Depreciation expense	10,419	9,674	40,409	38,309

Adjusted EBITDA	$92,859	$103,216	$350,903	$393,681

GAAP net income (loss) margin	(26.8)%	7.9%	(17.7)%	7.4%
Adjusted EBITDA margin	16.9%	18.7%	16.5%	18.2%

GAAP net income (loss) attributable to Belden	$(147,408)	$43,526	$(377,015)	$160,894
Operating income adjustments from above	39,707	22,044	102,270	40,121
Loss (income) from discontinued operations, net of tax	149,759	(7,526)	486,667	6,433
Non-operating pension settlement loss	—	1,342	—	1,342
Loss on debt extinguishment	—	—	—	22,990
Tax effect of adjustments above	12,796	(359)	(1,948)	(5,351)
Amortization expense attributable to noncontrolling interest, net of tax	—	(16)	—	(66)
Adjusted net income attributable to Belden	$54,854	$59,011	$209,974	$226,363

GAAP net income (loss) attributable to Belden	$(147,408)	$43,526	$(377,015)	$160,894
Loss (income) from discontinued operations, net of tax	149,759	(7,526)	486,667	6,433
Less: Preferred stock dividends	—	(8,733)	(18,437)	(34,931)
GAAP net income attributable to Belden common stockholders	$2,351	$27,267	$91,215	$132,396

Adjusted net income attributable to Belden	$54,854	$59,011	209,974	226,363
Less: Preferred stock dividends	—	(8,733)	(18,437)	(34,931)
Adjusted net income attributable to Belden common stockholders	$54,854	50,278	191,537	191,432

GAAP income from continuing operations per diluted share attributable to Belden common stockholders	$0.05	$0.68	$2.15	$3.23
Adjusted income from continuing operations per diluted share attributable to Belden common stockholders	$1.20	$1.26	$4.52	$4.67

GAAP and adjusted diluted weighted average shares	45,684	40,031	42,416	40,956

BELDEN INC.
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)
We define free cash flow, which is a non-GAAP financial measure, as net cash from operating activities adjusted for capital expenditures net of the proceeds from the disposal of tangible assets. We believe free cash flow provides useful information to investors regarding our ability to generate cash from business operations that is available for acquisitions and other investments, service of debt principal, dividends and share repurchases. We use free cash flow, as defined, as one financial measure to monitor and evaluate performance and liquidity. Non-GAAP financial measures should be considered only in conjunction with financial measures reported according to accounting principles generally accepted in the United States. Our definition of free cash flow may differ from definitions used by other companies.

	Three Months Ended		Twelve Months Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018

	(In thousands)
GAAP net cash provided by operating activities	$187,376	$188,361	$276,893	$289,220
Capital expenditures, net of proceeds from the disposal of tangible assets	(35,928)	(34,372)	(109,977)	(96,267)
Non-GAAP free cash flow	$151,448	$153,989	$166,916	$192,953

BELDEN INC.
RECONCILIATION OF NON-GAAP MEASURES
2020 EARNINGS GUIDANCE

	Three Months Ended March 29, 2020	Year Ended December 31, 2020

Adjusted income from continuing operations per diluted share attributable to Belden common stockholders	$0.70 - $0.85	$4.25 - $4.75
Amortization of intangible assets	(0.29)	(1.14)
Severance, restructuring, and acquisition integration costs	(0.18)	(0.35)
GAAP income from continuing operations per diluted share attributable to Belden common stockholders	$0.23 - $0.38	$2.76 - $3.26
Our guidance for income per diluted share attributable to Belden common stockholders is based upon information currently available regarding events and conditions that will impact our future operating results. In particular, our results are subject to the factors listed under "Forward-Looking Statements" in this release. In addition, our actual results are likely to be impacted by other additional events for which information is not available, such as asset impairments, purchase accounting effects related to acquisitions, severance, restructuring, and acquisition integration costs, gains (losses) recognized on the disposal of tangible assets, gains (losses) on debt extinguishment, discontinued operations, and other gains (losses) related to events or conditions that are not yet known.

Forward-Looking Statements

This release and any statements made by us concerning the release may contain forward-looking statements including our expectations for the first quarter and full-year 2020, the Grass Valley divestment plan and the results of our restructuring program. Forward-looking statements include statements regarding future financial performance (including revenues, expenses, earnings, margins, cash flows, dividends, capital expenditures and financial condition), plans and objectives, and related assumptions. In some cases these statements are identifiable through the use of words such as “anticipate,” “believe,” “estimate,” “forecast,” “guide,” “expect,” “intend,” “plan,” “project,” “target,” “can,” “could,” “may,” “should,” “will,” “would” and similar expressions. Forward-looking statements reflect management’s current beliefs and expectations and are not guarantees of future performance. Actual results may differ materially from those suggested by any forward-looking statements for a number of reasons, including, without limitation: the inability to execute and realize the expected benefits from strategic initiatives (including revenue growth, cost control, and productivity improvement programs); the inability to achieve our strategic priorities in emerging markets; the increased influence of chief information officers and similar high-level executives; the presence of substitute products in the marketplace; the inability of the Company to develop and introduce new products and competitive responses to our products; the increased prevalence of cloud computing; the inability to successfully complete and integrate acquisitions in furtherance of the Company’s strategic plan; the impact of changes in global tariffs and trade agreements; difficulty in forecasting revenue due to the unpredictable timing of orders related to customer projects; foreign and domestic political, economic and other uncertainties, including changes in currency exchange rates; changes in tax laws and variability in the Company’s quarterly and annual effective tax rates; the impact of a challenging global economy or a downturn in served markets; the competitiveness of the global markets in which we operate; volatility in credit and foreign exchange markets; the cost and availability of raw materials including copper, plastic compounds, electronic components, and other materials; the inability to obtain components in sufficient quantities on commercially reasonable terms; disruptions in the Company’s information systems including due to cyber-attacks; perceived or actual product failures; risks related to the use of open source software; disruption of, or changes in, the Company’s key distribution channels; the inability to retain senior management and key employees; assertions that the Company violates the intellectual property of others and the ownership of intellectual property by competitors and others that prevents the use of that intellectual property by the Company; the impact of regulatory requirements and other legal compliance issues; the impairment of goodwill and other intangible assets and the resulting impact on financial performance; disruptions and increased costs attendant to collective bargaining groups and other labor matters; and other factors.

For a more complete discussion of risk factors, please see our Annual Report on Form 10-K for the quarter ended December 31, 2018, filed with the SEC on February 20, 2019. Although the content of this release represents our best judgment as of the date of this report based on information currently available and reasonable assumptions, we give no assurances that the expectations will prove to be accurate. Deviations from the expectations may be material. For these reasons, Belden cautions readers to not place undue reliance on these forward-looking statements, which speak only as of the date made. Belden disclaims any duty to update any forward-looking statements as a result of new information, future developments, or otherwise, except as required by law.

About Belden

Belden Inc. delivers a comprehensive product portfolio designed to meet the mission-critical network infrastructure needs of industrial and enterprise markets. With innovative solutions targeted at reliable and secure transmission of rapidly growing amounts of data, audio and video needed for today's applications, Belden is at the center of the global transformation to a connected world. Founded in 1902, the company is headquartered in St. Louis and has manufacturing capabilities in North and South America, Europe and Asia. For more information, visit us at www.belden.com or follow us on Twitter @BeldenInc.

Contact:
Belden Investor Relations
314-854-8054
Investor.Relations@Belden.com